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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            NEXTERA ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                                       95-4700410
(State of Incorporation)                             (I.R.S. Employer
                                                    Identification No.)

   ONE CRANBERRY HILL                                    02421
LEXINGTON, MASSACHUSETTS                              (Zip Code)
 (Address of Principal
  Executive Offices)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
[ ]                                        [X]


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                          Name of Each Exchange on Which
 to be so Registered                          Each Class is to be Registered

--------------------                          ------------------------------

       None                                               None



Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.001 per share


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                       ---------------------------------

     Item 1.  Description of Registrant's Securities to be Registered.


           Nextera Enterprises, Inc., a Delaware corporation (the "Company"), will issue shares (the "Shares") of Class A Common Stock, par value $.001 per share, of the Company. A description of the Shares meeting the requirements of this item appears under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (File No. 333-63789) filed with the Securities and Exchange Commission (the "Commission") on September 18, 1998, as amended by Amendment No. 1 filed with the Commission on December 4, 1998, Amendment No. 2 filed with the Commission on January 21, 1999, Amendment No. 3 filed with the Commission on February 24, 1999, Amendment No. 4 filed with the Commission on March 15, 1999, Amendment No. 5 filed with the Commission on April 16, 1999, Amendment No. 6 filed with the Commission on May 5, 1999, and any prospectus filed with the Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the "Registration Statement"), and is incorporated herein by reference.

     Item 2.  Exhibits.

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         3.1      Amended and Restated Certificate of Incorporation of Nextera
                  Enterprises, Inc. (1)

         3.2      Amended and Restated Bylaws of Nextera Enterprises, Inc. (1)

         4.1      Form of Class A Common Stock Certificate. (1)

         (1) Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-1 (File No. 333-63789).


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                                    SIGNATURE

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           Pursuant to the requirements of Section 12 of the Securities Exchange
     Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


     Dated:  May 7, 1999

                                      NEXTERA ENTERPRISES, INC.



                                      By: /s/ GRESHAM T. BREBACH, JR.
                                         --------------------------------------
                                              Gresham T. Brebach, Jr.
                                         Chairman and Chief Executive Officer